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                              SETTLEMENT AGREEMENT

         This Settlement Agreement is made and entered into by and between CirTran Corporation, a Nevada corporation ("Cirtran") and Trevor M. Saliba ("Saliba").

         WHEREAS, Saliba was employed by Cirtran or its subsidiaries until June 14, 2007 pursuant to an Employment Agreement dated as of June 1, 2004, as amended (the "Employment Agreement"); and

         WHEREAS, as disclosed in its Form 8-K filed on June 20, 2007, Cirtran purported to terminate Saliba's employment for cause and Saliba disputes whether Cirtran had just cause for doing so. The parties desire to resolve such dispute.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Termination of Employment. Saliba acknowledges that (i) the Employment Agreement, (ii) his employment with Cirtran and its subsidiaries, and
(iii) all of his positions as officer or director of Cirtran and its subsidiaries terminated effective June 14, 2007 (the "Separation Date"). The parties agree that Saliba shall be entitled to no post-termination payments or benefits, under the Employment Agreement or otherwise, except as expressly provided herein. As of the Separation Date, Saliba held vested stock options to purchase 4,000,000 shares of Cirtran stock. By this Agreement, Saliba hereby forfeits and surrenders his right to exercise such options.

         2. Separation Benefits. Subject to Saliba's full and continued performance of his obligations under this agreement, Cirtran shall provide Saliba with the following separation benefits and payments (the "Separation Benefits"):

                  (a) Cirtran will pay to Saliba an amount equal to the base salary Saliba would have received under the Employment Agreement for the twelve months following the Separation Date. Such payments shall be made in installments on Cirtran's customary payroll dates commencing on the first payroll date after full execution of this Agreement. To the extent Cirtran determines it is required to do so by law, Cirtran will deduct from the gross payment to Saliba all required and customary withholdings and deductions consistent with prior practice.

                  (b) For the quarter ended June 30, 2007, Cirtran will pay to Saliba $5,056.89, which is an amount equal to the quarterly bonus he would have received pursuant to Section 3(b)(i) of the Employment Agreement had it remained in effect. Such bonus shall be paid within five (5) days after the full execution of this Agreement. To the extent Cirtran determines it is required to do so by law, Cirtran will deduct from the gross payment to Saliba all required and customary withholdings and deductions consistent with prior practice.

                  (c) Upon full execution of this Agreement, Cirtran shall instruct its transfer agent to promptly issue 1,000,000 shares of Cirtran's common stock (the "Shares") to Saliba and an additional 1,000,000 shares of Cirtran's common stock will be issued during the first week of October and December, 2007 and February, 2008 for a total of 4,000,000 shares (the "Shares"). The Shares will constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and certificates for the Shares will bear appropriate restrictive legends. The Shares will be valued at the last sale price for Cirtran's stock on the trading day preceding the date of full execution of this Agreement. All withholdings required with respect to the issuance of such Shares shall be deducted from the cash payments pursuant to Paragraphs 2(a) and (b) above as the Shares are issued.

                  (d) Cirtran will grant Saliba a profits interest in certain distributions it may receive from After Bev Group, LLC ("AfterBev"), as described in Paragraph 4 below.

                  (e) For the twelve months ending June, 2008, Cirtran will pay Saliba an allowance of up to $500.00 per month to cover premiums paid by Saliba on his personal health, dental and/or life insurance policies (including any policies he may maintain pursuant to COBRA). Such allowance shall be paid to Saliba within five (5) days after full execution of this Agreement for the months of July and August, 2007 and thereafter on or before the 10th of each month.

                  (f) Saliba will be entitled to retain the tangible personal property he removed from his office on or about the Separation Date, including the laptop computer which Cirtran had previously issued to him. Such tangible personal property does not include any Cirtran records, files or data, and Saliba will promptly return to Cirtran any Cirtran records, files or data in his possession.

                  (g) For so long as Cirtran maintains its corporate membership at the Grand Havana Room, Saliba will be entitled to retain his admission card based on the corporate membership; provided that Saliba complies with the rules and regulations of the Grand Havana Room and pays for all expenses he incurs, including food, beverages and cigars. Cirtran may terminate its membership at any time in its sole discretion. Although Cirtran's corporate membership derived from Saliba's original personal membership, Saliba agrees that he will not take any action which would cause the corporate membership to terminate or be converted back to a personal membership without Cirtran's prior written consent.

                  (h) Within two business days after complete execution of this Agreement, Cirtran will pay Saliba $4,965.15, representing (i) unpaid car allowance and insurance allowance for the month of June, 2007 and (ii) unpaid salary for the period from the last payroll date preceding the Separation Date through the Separation Date. Cirtran will deduct from the gross payment to Saliba all required and customary withholdings and deductions consistent with prior practice.


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         3.       American Express. During the term of Saliba's employment,
Cirtran made available to him a corporate American Express charge card (the "AmEx Card"). Saliba shall cease further use of the AmEx Card. The parties acknowledge that Saliba incurred $20,419.81 of charges on the AmEx Card during the May and June, 2007 billing cycles which are not business expenses reimbursable by Cirtran (the "Excess Charges"). Saliba agrees to reimburse Cirtran for the Excess Charges as follows: Saliba agrees that Cirtran shall be entitled to deduct one-twelfth of the Excess Charges (i.e. $1,706.65) from each of the first twelve payments otherwise due to Saliba pursuant to Paragraph 2(a) hereof until paid in full.

         4. AfterBev Profits Interest. So long as Cirtran is a member of AfterBev, Cirtran shall pay to Saliba 5% of the net cash distributions received by Cirtran or it subsidiaries from business operations of AfterBev or upon liquidation of AfterBev (the "Payments"), pursuant to Sections 4.5 and 4.7 of the AfterBev Operating Agreement (the "Operating Agreement"), as the Operating Agreement may be amended from time to time. The term "net cash distributions" means the distributions actually received by Cirtran, after deduction of profits interests or other assignments of such payments committed to by Cirtran including the profits interests granted to Fadi Nora and Albert Hagar, as well as the profits interests proposed to be issued to certain investors. Saliba acknowledges that Cirtran may from time to time in its sole discretion sell part or all of its interest in AfterBev to third parties free of Saliba's profit interest, grant additional profit interests or otherwise reduce the net cash distributions which it is entitled to receive from AfterBev. Cirtran will pay the profits interest to Saliba within thirty (30) days after receipt of a Payment from AfterBev. Each payment of the profits interest shall be accompanied by a written statement from Cirtran describing (i) the gross Payment from AfterBev received by Cirtran, (ii) the deductions taken for profits interests or other assignments as described above, and (iii) the net amount paid to Saliba.

         5. Future Transactions. Saliba may from time to time present Cirtran with products, concepts, contacts or proposals related to Cirtran's business which Saliba has independently developed and which were not otherwise available to Cirtran. Cirtran is under no obligation to pursue any matter presented by Saliba, but it may do so if the parties are able to mutually agree on compensation payable to Saliba with respect thereto. Cirtran acknowledges that if it does not pursue a matter independently developed by Saliba, Saliba may pursue the matter himself or through third parties.

         6. No Disparagement. Cirtran agrees not to make any oral or written statement that disparages Saliba, and Saliba agrees not to make any oral or written statement that disparages Cirtran or any of its affiliates (including any of its past or present officers, employees, members, managers, parents, subsidiaries, operations, products, services, competitive practices or reputation). Without limiting the generality of the foregoing, Saliba shall not post disparaging or negative remarks on chat rooms or bulletin boards regarding Cirtran or its stock, whether such postings are under Saliba's own name or under a pseudonym or screen name. There shall be an irrebuttable presumption that postings from a screen name are from Saliba if Cirtran notifies Saliba of disparaging postings from such screen name and Saliba does not certify, by


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notice to Cirtran within fifteen (15) days after Cirtran's notice, that he is not responsible for the screen name.

         7. Non-Solicitation. Saliba further agrees that during the period ending two years after the Separation Date (the "Restrictive Period") he will not, directly or indirectly, for his benefit or for the benefit of any other person or entity, do any of the following: (i) solicit from any customer doing business with the Company as of the Separation Date any business of the same or of a similar nature to the business of the Company with such customer; (ii) employ, recruit or solicit the employment or services of any person who was employed by the Company upon the Separation Date. Notwithstanding clause (i) above, if during the period while payments under Paragraph 2(a) are due the Company cannot determine from a review of its records that during the term of his employment Saliba had contact with or was made aware of a customer which the Company believes that Saliba is soliciting or has solicited business from, then before exercising its remedies for a breach of this paragraph due to such solicitation, the Company shall first notify Saliba. During the ten (10) days following such notice, if applicable, the parties will attempt in good faith to negotiate a mutually agreeable resolution of the alleged breach. If the parties are unable to reach such a resolution, the Company may pursue its other remedies under this Agreement.

         8. Confidentiality. Saliba acknowledges that he continues to be bound by all confidentiality agreements entered into by him with Cirtran during the term of his employment including the Employment Agreement and Cirtran's Employee Manual.

         9. Investment Representations. In order to induce Cirtran to issue the Shares to him, Saliba represents as follows:

                  (a) Saliba understand that the Shares have not been registered under federal or state securities laws, and are being offered and sold pursuant to an exemption from registration contained in the 1933 Act based in part upon the representations of Saliba contained herein. Saliba understand that the Shares are characterized as "restricted securities" under the 1933 Act and may be resold without registration under the 1933 Act only in certain limited circumstances. Saliba understands that the certificate representing the Shares will bear a restrictive legend to the following effect:

                  The securities represented by this certificate are not registered under federal or state securities laws. They may not be sold or offered for sale in the absence of effective registration under such securities laws or an opinion of counsel satisfactory to the Company that such registration is not required.

                  (b) Saliba understands that the Shares involve substantial investment risk. Saliba has experience as an investor in securities of small capitalization, over-the-counter companies. Saliba can bear the economic risk of his ownership of the Shares (including the risk of total loss) and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the Shares. As a former


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executive officer of Cirtran, Saliba is fully informed regarding Cirtran and is fully aware of the risks of its business and financial condition.

                  (c) The Shares are being acquired by Saliba for investment for Saliba's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Saliba has no present intention of selling, granting any participation in, or otherwise distributing the same.

         10. Release. Saliba, for himself, his heirs, executors and assigns, if any, for and in consideration of the Separation Benefits and any other consideration provided herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby waive, release and forever discharge Cirtran, and its past, present and future subsidiaries, managers, directors, shareholders, officers, agents, employees, attorneys, representatives, predecessors, successors, and assigns, if any, of and from any and all claims, causes of action, damages, attorneys' fees, costs and all other liabilities of any kind or description whatsoever, either in law or equity, whether known or unknown, suspected or unsuspected, including without limitation, any claims of breach of express or implied contract, unlawful termination, retaliation, defamation of character, personal injury, intentional or negligent infliction of emotional distress, violation of public policy, discrimination based on race, religion, sexual orientation, age (including any claim under the federal Age Discrimination in Employment Act), color, handicap and/or disability, national origin or otherwise, or any other claim based on his employment with Cirtran, or the termination thereof, that he now has or may claim to have in the future, arising from the beginning of time up to and including the date of this Agreement, and does hereby covenant not to file any administrative claim or lawsuit to assert any such claims.

         Cirtran, for itself, its successors and assigns, if any, for and in consideration of Saliba's release and any other consideration provided herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby waive, release and forever discharge Saliba, and his heirs, executors and assigns, if any, of and from any and all claims, causes of action, damages, attorneys' fees, costs and all other liabilities of any kind or description whatsoever, either in law or equity, whether known or unknown, suspected or unsuspected, including without limitation, any claims of breach of express or implied contract, defamation of character, personal injury, intentional or negligent infliction of emotional distress, violation of public policy, or any other claim based on Saliba's employment with Cirtran, or the termination thereof, that it now has or may claim to have in the future, arising from the beginning of time up to and including the date of this Agreement, and does hereby covenant not to file any administrative claim or lawsuit to assert any such claims.

         Each party also acknowledges that he or it may hereafter discover facts that occurred prior to the execution of this Agreement, that are different from, or in addition to, those which he or it now knows to be true and agrees that this Agreement and the releases contained herein be and remain effective in all respects notwithstanding such different or additional facts or discovery thereof. Each Party expressly waives the benefit of any statute or rule of law,


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if any, that might otherwise limit the scope of this Agreement because of unknown matters existing from the beginning of time to the date of execution of this Agreement, whether material or otherwise, excluding only such matters that arise solely from and relate directly to the obligations of the Parties with respect to this Agreement. In particular, each Party waives the benefit of and acknowledges that he or it has been advised by legal counsel and is familiar with the provisions of California Civil Code ss.1542, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

         11. No Admissions. This Agreement shall not be construed as an admission of liability on the part of any of the Parties of any kind or nature whatsoever as to any matter.

         12. Cooperation After Termination. During the term of this Agreement and thereafter, Saliba agrees to cooperate with any reasonable request of Cirtran to participate in the preparation for, response to, prosecution of and/or defense of any pending, actual or threatened litigation regarding Cirtran based on or involving actions that took place during Saliba's employment. Such cooperation shall include, but not be limited to, appearing as a fact witness or deponent, assisting Cirtran's counsel with their factual preparation, reviewing deposition transcripts and other discovery material. Cirtran will reimburse Saliba for all reasonable expenses Saliba incurs as a result of such cooperation, other than the cost of any separate counsel Saliba elects to retain, and insofar as possible will schedule any activities requested of Saliba so as to not unreasonably interfere with his personal and business schedule.

         13. Legal Remedies. If Saliba defaults under any material continuing obligations under this Agreement, Cirtran may cease payment of any remaining Separation Payments. Notwithstanding the above, if the default is of a nature which can be cured, before ceasing Separation Payments, Cirtran will notify Saliba of the default and allow him at least ten (10) days to fully cure the default. Cirtran and Saliba agree that any disagreements, disputes or claims arising under or related to this Agreement, including but not limited to claims of discrimination or wrongful termination, shall be resolved exclusively by arbitration before a single arbitrator in the English language in Salt Lake City, Utah in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction over the matter, each party to bear the respective costs of the arbitration. The parties also agree that the AAA Optional Rules for Emergency Measures of Protection shall apply to the proceedings.

         14. Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto and contains the entire understanding of Cirtran and Saliba with respect to the subject matter hereof.


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         15.      Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by Cirtran and Saliba, or their legal representatives.

         16. Severability. If any provision of this Agreement or the application thereof is held invalid, such invalidity shall not affect other provisions or applications of the Agreement that can be given effect without the invalid provision or application and, to such end, the provisions of this Agreement are declared to be severable.

         17. Attorneys' Fees. In the event of any arbitration concerning any controversy, claim or dispute among the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         19. Governing Law. To the extent not preempted by Federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Utah.



/s/ Trevor Saliba                           Date: August  15, 2007
---------------------------
Trevor M. Saliba

CIRTRAN CORPORATION



By: /s/ Iehab Hawatmeh                      Date: August __, 2007
---------------------------
Iehab Hawatmeh, President





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